-------------------------------------------------------------------------------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


-------------------------------------------------------------------------------




                                    FORM 8-K


-------------------------------------------------------------------------------




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 16, 2010


-------------------------------------------------------------------------------




                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)


-------------------------------------------------------------------------------





         Kansas                        1-04721                 48-0457967
 (State of Incorporation)      (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)



  6200 Sprint Parkway, Overland Park, Kansas                   66251
  (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (800) 829-0965


          (Former name or former address, if changed since last report)


-------------------------------------------------------------------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------





Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Long-Term Incentive Compensation Plan

     On March 16, 2010, the Compensation Committee of the Board of Directors of Sprint Nextel Corporation (the "Company") established the terms and the 2010 performance objectives of the Company's 2010 Long-Term Incentive Plan (the "2010 LTI Plan") for officers and other eligible employees of the Company (except with respect to Robert Brust, our CFO). Please see our Current Report on Form 8-K, dated March 3, 2010, for the terms of Mr. Brust's 2010 LTI awards.

     Twenty percent of the value of each participant's targeted opportunity is in the form of non-qualified stock option grants, the number of which was determined using the Black-Scholes valuation model. The exercise price of each option was the closing price of the Company's common stock on the grant date and the options will vest ratably in four equal portions on each of the first, second, third and fourth anniversaries of the grant date.

     Thirty percent of the value of each participant's targeted opportunity is in the form of performance-based restricted stock units ("RSUs") the number of which is based on a 30-day average closing price of the Company's common stock. The RSUs will vest 100% on the third anniversary of the date of grant. The performance-based RSUs will be paid only if the Company achieves specified results in each of three annual performance periods (years 2010-2012), which for 2010 relate to free cash flow and net service revenue, weighted equally. The Compensation Committee may change the objectives for the second and third annual performance periods.

     The remaining 50% of the value of each participant's targeted opportunity is in the form of a performance unit award. The performance unit award, value at $1.00, will vest 100% on December 31, 2012, and the payout, if any, will be in cash and based on the Company's achievement of specified results in each of three annual performance periods (years 2010-2012). The amount of the performance unit award may range from 0% to 150% based on the achievement of those specified results. The performance objectives for the first annual performance period are free cash flow and net service revenue, weighted equally. The Compensation Committee may change the objectives for the second and third annual performance periods. The payouts may be greater or less than the target amounts that have been established.

     The stock option grants, performance unit awards and restricted stock unit awards, as applicable, were made pursuant to the Company's 2007 Omnibus Incentive Plan.

     On March 16, 2010, the Compensation Committee approved the 2010 LTI Plan opportunities. Because Mr. Hesse's target opportunity is $10 million, 20% will be allocated to stock options for a total of 909,091 shares underlying the options, 30% will be allocated to RSUs for a total of 831,025 shares underlying the RSUs, and the remaining $5 million will be allocated to performance unit awards. Because Mr. Cowan's target opportunity is $2.5 million, 20% will be allocated to stock options for a total of 227,273 shares underlying the options, 30% will be allocated to RSUs for a total of 207,756 shares underlying the RSUs, and the remaining $1.25 million will be allocated to performance unit awards. Because Mr. Elfman's target opportunity is $3 million, 20% will be allocated to stock options for a total of 272,727 shares underlying the options, 30% will be allocated to RSUs for a total of 249,307 shares underlying the RSUs, and the remaining $1.5 million will be allocated to performance unit awards. Because Mr. Johnson's target opportunity is $1.28 million, 20% will be allocated to stock options for a total of 116,364 shares underlying the options, 30% will be allocated to RSUs for a total of 106,371 shares underlying the RSUs, and the remaining $640,000 will be allocated to performance unit awards.

-------------------------------------------------------------------------------





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SPRINT NEXTEL CORPORATION



Date: March 22, 2010                      /s/ Timothy O'Grady
                                              By:   Timothy O'Grady
                                                    Assistant Secretary